Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-68350, 333-83819 and 333-151725) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 33-71134, 333-92264, 333-123166 and 333-135365) of Cabot Oil & Gas Corporation of our report dated October 23, 2008 relating to the Statement of Combined Revenues and Direct Operating Expenses of the East Texas Properties, which appears in this Current Report on Form 8-K/A.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

October 23, 2008